Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Moggle, Inc. on Form S-1 of our report dated January 9, 2009, except for  Note 7, as to which the date is January 26, 2009, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Morison Cogen LLP
Bala Cynwyd, Pennsylvania
August 19, 2009